Exhibit 99.1
Twilio Announces Second Quarter 2023 Results

•Second Quarter Revenue of $1.04 billion, up 10% year-over-year
•Second Quarter GAAP Loss from Operations of $142 million, a 55% improvement year-over-year
•Second Quarter Non-GAAP Income from Operations of $120 million; raised full year guidance to $350 to $400 million
SAN FRANCISCO--(BUSINESS WIRE)--August 8, 2023--Twilio (NYSE: TWLO), the customer engagement platform that drives real-time, personalized experiences for today’s leading brands, today reported financial results for its second quarter ended June 30, 2023.
"We closed a strong second quarter, delivering record quarterly revenue, non-GAAP income from operations and free cash flow,” said Jeff Lawson, Twilio's Co-Founder and CEO. "We enter the second half of the year confident about our ability to generate meaningful levels of non-GAAP income from operations, and committed to our focus of driving efficient growth across our business."

Second Quarter 2023 Financial Highlights

•Total revenue of $1.04 billion for the second quarter of 2023, up 10% year-over-year. Communications revenue of $913.1 million for the second quarter of 2023, up 10% year-over-year. Data & Applications revenue of $124.6 million for the second quarter of 2023, up 12% year-over-year.

•Total second quarter organic revenue grew 10% year-over-year. Communications second quarter organic revenue grew 10% year-over-year.

•GAAP loss from operations of $141.8 million for the second quarter of 2023, compared with GAAP loss from operations of $311.9 million for the second quarter of 2022.

•Non-GAAP income from operations of $120.1 million for the second quarter of 2023, compared with non-GAAP loss from operations of $7.3 million for the second quarter of 2022.

•GAAP net loss per share attributable to common stockholders, basic and diluted, of $0.91 based on 183.5 million weighted average shares outstanding in the second quarter of 2023, compared with GAAP net loss per share attributable to common stockholders, basic and diluted, of $1.77 based on 182.3 million weighted average shares outstanding in the second quarter of 2022.

•Non-GAAP net income per share attributable to common stockholders, diluted, of $0.54 based on 185.6 million non-GAAP weighted average shares outstanding in the second quarter of 2023, compared with non-GAAP net loss per share attributable to common stockholders, diluted, of $0.11 based on 182.3 million non-GAAP weighted average shares outstanding in the second quarter of 2022.

Key Metrics
•More than 304,000 Active Customer Accounts as of June 30, 2023 compared to more than 275,000 Active Customer Accounts as of June 30, 2022.

•Dollar-Based Net Expansion Rate of 103% for the second quarter of 2023 compared to Dollar-Based Net Expansion Rate of 123% for the second quarter of 2022.

•6,428 employees as of June 30, 2023.

Segment Reporting

•In February 2023, Twilio announced a reorganization of its business into two business units – Communications and Data & Applications. In connection with this reorganization, Twilio changed the organizational structure of its business, including the way management operates the business. Beginning with Twilio’s results for the second quarter of 2023, Twilio determined that it had two operating and reportable segments – Communications and Data & Applications – which align with Twilio’s business units. The Communications segment consists of a variety of application programming interfaces and software solutions to optimize communications between Twilio customers and their end users, including Messaging, Voice and Email. The Data & Applications segment consists of software products that enable businesses to achieve more effective customer engagement by providing the tools necessary for customers to build direct, personalized relationships with their end users, including Segment, Engage, Flex and Marketing Campaigns.

Twilio’s management team evaluates the performance of each segment based upon several factors, of which the primary financial measures are revenue and non-GAAP gross profit. Twilio is providing these segment financial measures below under “Segment Operating Results.”

Share Repurchase Program

•In February, Twilio announced the authorization of a share repurchase program pursuant to which Twilio may repurchase up to $1.0 billion of its outstanding Class A common stock. Twilio announced its intention to execute up to $500 million of this in the first six months of the program, subject to legal requirements, price, and economic market conditions. As of today, Twilio has completed $500 million of repurchases, representing 50% of the total program amount. Twilio intends to continue to make progress against the balance of its share repurchase authorization moving forward. The program expires on December 31, 2024.

Divestitures

•Twilio divested its IoT business in June 2023 and its ValueFirst business in July 2023. These businesses will be excluded from Twilio's results of operations in future periods.
Outlook
Twilio is initiating guidance for the third quarter ending September 30, 2023 and raising its non-GAAP income from operations range for fiscal year 2023, originally provided on February 15, 2023 and subsequently updated on May 9, 2023.

Q3 FY23 Guidance
Revenue (millions)	$980 - $990
Y/Y Growth	0% - 1%
Y/Y Organic Growth (1)	3%-4%
Non-GAAP income from operations (millions)	$75 - $85
Non-GAAP diluted earnings per share (2)	$0.33 - $0.37
Non-GAAP weighted average diluted shares outstanding (millions)	183

FY23 Guidance
Non-GAAP income from operations (millions)	$350 - $400

(1) Y/Y Organic Growth excludes the revenue impact from the divested IoT and ValueFirst businesses.
(2) Non-GAAP diluted earnings per share guidance assumes no impact from volatility of foreign exchange rates.

Conference Call Information
Twilio posted prepared remarks on its investor relations website at https://investors.twilio.com. Twilio is hosting a Q&A conference call today, August 8, 2023, to discuss its second quarter 2023 financial results. The conference call will begin at 2:00 p.m. (PT) / 5:00 p.m. (ET), and investors and analysts should register for the call in advance by visiting https://conferencingportals.com/event/unKcrkys. A live webcast of the conference call, as well as a replay, will be available on the investor relations website.
Twilio uses its investor relations website, its Twitter feed (@twilio), and the Twitter feed of Twilio's Chief Executive Officer, Jeff Lawson (@jeffiel), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
About Twilio Inc.
Today's leading companies trust Twilio's Customer Engagement Platform (CEP) to build direct, personalized relationships with their customers everywhere in the world. Twilio enables companies to use communications and data to add intelligence and security to every step of the customer journey, from sales to marketing to growth, customer service and many more engagement use cases in a flexible, programmatic way. Across 180 countries and territories, millions of developers and hundreds of thousands of businesses use Twilio to create magical experiences for their customers. For more information about Twilio (NYSE: TWLO) visit www.twilio.com.
Forward-Looking Statements
This press release and the accompanying conference call contain forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “can,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this press release and the accompanying conference call include, but are not limited to, statements about: Twilio’s future financial performance, including Twilio’s expected financial results and guidance; Twilio’s expectations regarding profitability, including when it will become profitable on GAAP and non-GAAP bases; Twilio’s anticipated strategies and business plans, including the expected costs and benefits of changes to Twilio’s operating model and organizational structure, Twilio’s September 2022 and February 2023 workforce reductions, the shift in Twilio’s segment reporting structure, and Twilio’s plans to achieve profitability, increase operating leverage and decrease discretionary expenses, including reducing Twilio’s global office footprint and stock-based compensation expense; Twilio's expectations regarding the impact of the divestitures of its IoT and ValueFirst businesses on the business as a whole; Twilio’s expectations regarding its Data & Applications business, including its sales pipeline and bookings, new product releases, increased investment and go-to-market focus to capture market share, increased revenue growth, and when revenue growth will accelerate; Twilio’s expectations regarding its Communications business, including anticipated cash flows and strategy for streamlining the customer experience, including increased focus on self-service capabilities; Twilio's expectations regarding its ability to leverage generative artificial intelligence (“AI”) and machine learning (“ML”) and develop and deliver products that incorporate generative AI and ML; Twilio’s expectations regarding share repurchases, including the timing and amount of repurchases and impact on its balance sheet; and Twilio’s expectations regarding the impact of macroeconomic and industry conditions, the impact of such conditions on Twilio's customers, and Twilio's ability to operate in such conditions. You should not rely upon forward-looking statements as predictions of future events.
The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause Twilio’s actual results, performance, or achievements to differ materially from those described in the forward-looking statements, including, among other things: Twilio’s ability to successfully implement its cost-saving initiatives and to capture expected efficiencies; Twilio’s ability to realize the anticipated benefits of changes to its operating model and organizational structure; the impact of macroeconomic uncertainties and market volatility; Twilio’s financial performance, including expectations regarding its results of operations and the assumptions underlying such expectations and ability to achieve and sustain profitability; Twilio’s ability to attract and retain customers; Twilio’s ability to compete effectively in an intensely competitive market; Twilio’s ability to comply with modified or new industry standards, laws and regulations applying to its business, and increased costs associated with regulatory compliance; Twilio’s ability to manage changes in network service provider fees and optimize its network service provider coverage and connectivity; Twilio’s ability to form and expand partnerships; and Twilio’s ability to successfully enter into new markets and manage its international expansion.
The forward-looking statements contained in this press release and the accompanying conference call are also subject to additional risks, uncertainties, and factors, including those more fully described in Twilio’s most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Twilio makes with the Securities and Exchange Commission from time to time. Moreover, Twilio operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release and the accompanying conference call.
Forward-looking statements represent Twilio’s management’s beliefs and assumptions only as of the date such statements are made. Twilio undertakes no obligation to update any forward-looking statements made in this press release or the accompanying conference call to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.
Non-GAAP Financial Measures
In addition to financial information presented in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying conference call include certain non-GAAP financial measures, including those listed below. We use these non-GAAP financial measures to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures may be helpful to investors because they provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of results of operations and assist in comparisons with other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. We believe organic revenue, organic revenue growth, Communications organic revenue and Communications organic revenue growth are useful in understanding the ongoing results of our operations on a consolidated basis and at the segment level.

These non-GAAP financial measures are presented for supplemental informational purposes only, should not be considered substitutes for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. A reconciliation of these measures to the most directly comparable GAAP measures is included at the end of this press release. Twilio has not provided the forward-looking GAAP equivalents for certain forward-looking non-GAAP measures presented in this press release and the accompanying conference call, or a GAAP reconciliation, as a result of the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense. Accordingly, a reconciliation of these non-GAAP guidance metrics to their corresponding GAAP equivalents is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results.

Non‑GAAP Gross Profit and Non‑GAAP Gross Margin. For the periods presented, Twilio defines non‑GAAP gross profit and non‑GAAP gross margin as GAAP gross profit and GAAP gross margin, respectively, adjusted to exclude stock-based compensation, amortization of acquired intangibles and payroll taxes related to stock-based compensation.

Non‑GAAP Operating Expenses. For the periods presented, Twilio defines non‑GAAP operating expenses (including categories of operating expenses) as GAAP operating expenses (and categories of operating expenses) adjusted to exclude, as applicable, stock-based compensation, amortization of acquired intangibles, loss on net assets held for sale, acquisition and divestiture related expenses, payroll taxes related to stock-based compensation, charitable contributions, restructuring costs, and impairment of long-lived assets.

Non‑GAAP Income (Loss) from Operations and Non‑GAAP Operating Margin. For the periods presented, Twilio defines non‑GAAP income (loss) from operations and non‑GAAP operating margin as GAAP loss from operations and GAAP operating margin, respectively, adjusted to exclude, as applicable, stock-based compensation, amortization of acquired intangibles, loss on net assets held for sale, acquisition and divestiture related expenses, payroll taxes related to stock-based compensation, charitable contributions, restructuring costs, and impairment of long-lived assets.

Non‑GAAP Net Income (Loss) Attributable to Common Stockholders and Non‑GAAP Net Income (Loss) Per Share Attributable to Common Stockholders. For the periods presented, Twilio defines non-GAAP net income (loss) attributable to common stockholders and non‑GAAP net income (loss) per share attributable to common stockholders, diluted (which is often referred to as “non-GAAP diluted earnings per share” or “non-GAAP profit per share”) as GAAP net loss attributable to common stockholders and GAAP net loss per share attributable to common stockholders, basic and diluted, respectively, adjusted to exclude share-based compensation, amortization of acquired intangibles, loss on net assets held for sale, acquisition and divestiture related expenses, payroll taxes related to stock-based compensation, amortization of debt discount and issuance costs, income tax benefit related to acquisition, charitable contribution, share of losses from equity method investee, restructuring costs, impairment of long-lived assets and impairment of strategic investments.
Organic Revenue. For the periods presented, Twilio defines organic revenue as GAAP revenue, excluding (i) revenue from each acquired business and revenue from application-to-person (“A2P”) 10DLC fees imposed by major U.S. carriers on our core messaging business, in each case until the beginning of the first full quarter following the one-year anniversary of the closing date of such acquisition or the initial date such fees were charged and (ii) revenue from each divested business beginning in the quarter of the closing date of such divestiture; provided that (a) if an acquisition closes or such fees are initially charged on the first day of a quarter, such revenue will be included in organic revenue beginning on the one-year anniversary of the closing date of such acquisition or the initial date such fees were charged, and (b) if a divestiture closes on the last day of a quarter, such revenue will be included in organic revenue for that quarter. A2P 10DLC fees are fees imposed by U.S. mobile carriers for A2P SMS messages delivered to its subscribers, and we pass these fees to our messaging customers at cost. Communications organic revenue is calculated using the same methodology, but using (and excluding, as applicable) only revenue attributable to the Communications segment.

Organic Revenue Y/Y Growth. For the periods presented, Twilio calculates organic revenue growth by dividing (i) organic revenue for the period presented less organic revenue in the corresponding period in the prior year by (ii) organic revenue in the corresponding period in the prior year. If revenue from certain acquisitions, divestitures or A2P 10DLC fees is included or excluded in organic revenue in the period presented, then revenue from the same acquisitions, divestitures and A2P 10DLC fees is included or excluded in organic revenue in the corresponding period in the prior year for purposes of the denominator in the organic revenue growth calculation. As a result, the denominator used in this calculation will not always equal the organic revenue reported for the prior period. Communications organic revenue growth is calculated using the same methodology, but using (and excluding, as applicable) only revenue attributable to the Communications segment.

Operating Metrics
Twilio reviews a number of operational and financial metrics, including Active Customer Accounts and Dollar-Based Net Expansion Rate, to evaluate its business, measure its performance, identify trends affecting its business, formulate business plans and make strategic decisions. These metrics are not based on any standardized industry methodology and are not necessarily calculated in the same manner or comparable to similarly titled measures presented by other companies. Similarly, these metrics may differ from estimates published by third parties or from similarly titled metrics of Twilio’s competitors due to differences in methodology. The numbers that Twilio uses to calculate Active Customer Accounts and Dollar-Based Net Expansion Rate are based on internal data. While these numbers are based on what we believe to be reasonable judgments and estimates for the applicable period of measurement, there are inherent challenges in measuring usage. We regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy. If investors or analysts do not perceive our metrics to be accurate representations of our business, or if we discover material inaccuracies in our metrics, our reputation, business, results of operations, and financial condition would be harmed.

Active Customer Accounts. Twilio defines an Active Customer Account at the end of any period as an individual account, as identified by a unique account identifier, for which Twilio has recognized at least $5 of revenue in the last month of the period. A single organization may constitute multiple unique Active Customer Accounts if it has multiple account identifiers, each of which is treated as a separate Active Customer Account. Active Customer Accounts excludes customer accounts from Zipwhip, Inc. Communications Active Customer Accounts and Data & Applications Active Customer Accounts are calculated using the same methodology, but using only revenue recognized from accounts in the respective segment. Because an individual Active Customer Account may be counted as both a Communications Active Customer Account and a Data & Applications Active Customer Account, the sum of the segment-level Active Customer Accounts may exceed the total company Active Customer Accounts.
Twilio believes that the number of Active Customer Accounts, on an aggregate basis and at the segment level, is an important indicator of the growth of its business, the market acceptance of its platform and future revenue trends. Twilio believes that use of its platform by customers at or above the $5 per month threshold is a stronger indicator of potential future engagement than trial usage of its platform or usage at levels below $5 per month.
Dollar-Based Net Expansion Rate. Twilio’s Dollar-Based Net Expansion Rate compares the total revenue from all Active Customer Accounts in a quarter to the same quarter in the prior year. To calculate the Dollar-Based Net Expansion Rate, Twilio first identifies the cohort of Active Customer Accounts that were Active Customer Accounts in the same quarter of the prior year. The Dollar-Based Net Expansion Rate is the quotient obtained by dividing the revenue generated from that cohort in a quarter, by the revenue generated from that same cohort in the corresponding quarter in the prior year. When Twilio calculates Dollar-Based Net Expansion Rate for periods longer than one quarter, it uses the average of the applicable quarterly Dollar-Based Net Expansion Rates for each of the quarters in such period. Revenue from acquisitions does not impact the Dollar-Based Net Expansion Rate calculation until the quarter following the one-year anniversary of the applicable acquisition, unless the acquisition closing date is the first day of a quarter. As a result, for the quarter ended June 30, 2023, Twilio's Dollar-Based Net Expansion Rate excludes the contributions from acquisitions made after April 1, 2022. Revenue from divestitures does not impact the Dollar-Based Net Expansion Rate calculation beginning in the quarter the divestiture closed, unless the divestiture closing date is the last day of a quarter. As a result, for the quarter ended June 30, 2023, Twilio’s Dollar-Based Net Expansion Rate excludes the contributions from divestitures made after June 30, 2022. Communications Dollar-Based Net Expansion Rate and Data & Applications Dollar-Based Net Expansion Rate are calculated using the same methodology, but using only revenue attributable to the respective segment and Active Customer Accounts for that respective segment.

Twilio believes that measuring Dollar-Based Net Expansion Rate, on an aggregate basis and at the segment level, provides a more meaningful indication of the performance of Twilio’s efforts to increase revenue from existing customers. Twilio’s ability to drive growth and generate incremental revenue depends, in part, on Twilio’s ability to maintain and grow its relationships with existing Active Customer Accounts and to increase their use of the platform. An important way in which Twilio has historically tracked performance in this area is by measuring the Dollar-Based Net Expansion Rate for Active Customer Accounts. Twilio’s Dollar-Based Net Expansion Rate increases when such Active Customer Accounts increase their usage of a product, extend their usage of a product to new applications or adopt a new product. Twilio’s Dollar-Based Net Expansion Rate decreases when such Active Customer Accounts cease or reduce their usage of a product or when Twilio lowers usage prices on a product. As Twilio’s customers grow their businesses and extend the use of Twilio's platform, they sometimes create multiple customer accounts with us for operational or other reasons. As such, when Twilio identifies a significant customer organization (defined as a single customer organization generating more than 1% of revenue in a quarterly reporting period) that has created a new Active Customer Account, this new Active Customer Account is tied to, and revenue from this new Active Customer Account is included with, the original Active Customer Account for the purposes of calculating this metric.
Source: Twilio Inc.

TWILIO INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,
	2023	2022
Revenue	$1,037,761	$943,354
Cost of revenue	532,006	498,065
Gross profit	505,755	445,289
Operating expenses:
Research and development	226,896	279,641
Sales and marketing	261,600	334,958
General and administrative	134,852	142,626
Restructuring costs	14,902	—
Impairment of long-lived assets	9,332	—
Total operating expenses	647,582	757,225
Loss from operations	(141,827)	(311,936)
Other expenses, net:
Share of losses from equity method investment	(32,361)	—
Other income (expenses), net	8,745	(8,239)
Total other expenses, net	(23,616)	(8,239)
Loss before provision for income taxes	(165,443)	(320,175)
Provision for income taxes	(744)	(2,594)
Net loss attributable to common stockholders	$(166,187)	$(322,769)

Net loss per share attributable to common stockholders, basic and diluted	$(0.91)	$(1.77)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	183,490,982	182,347,864

TWILIO INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of June 30,	As of December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$675,081	$651,752
Short-term marketable securities	3,008,887	3,503,317
Accounts receivable, net	599,806	547,507
Prepaid expenses and other current assets	315,059	281,510
Assets held for sale	65,667	—
Total current assets	4,664,500	4,984,086
Property and equipment, net	235,392	263,979
Operating right-of-use assets	86,193	121,341
Equity method investment	656,940	699,911
Intangible assets, net	727,644	849,935
Goodwill	5,243,266	5,284,153
Other long-term assets	290,551	360,899
Total assets	$11,904,486	$12,564,304

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$93,500	$124,605
Accrued expenses and other current liabilities	448,705	490,221
Deferred revenue and customer deposits	139,434	139,110
Operating lease liability, current	53,089	54,222
Liabilities held for sale	25,075	—
Total current liabilities	759,803	808,158
Operating lease liability, noncurrent	146,301	164,551
Finance lease liability, noncurrent	14,469	21,290
Long-term debt, net	988,160	987,382
Other long-term liabilities	19,194	23,881
Total liabilities	1,927,927	2,005,262
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	181	186
Additional paid-in capital	14,418,946	14,055,853
Accumulated other comprehensive loss	(60,275)	(121,161)
Accumulated deficit	(4,382,293)	(3,375,836)
Total stockholders’ equity	9,976,559	10,559,042
Total liabilities and stockholders’ equity	$11,904,486	$12,564,304

TWILIO INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(508,326)	$(544,396)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	146,388	137,744
Non-cash reduction to the right-of-use asset	16,074	25,539
Net amortization of investment premium and discount	5,392	20,274
Impairment of long-lived assets due to office closures	31,116	—
Stock-based compensation including restructuring	323,893	397,366
Amortization of deferred commissions	36,067	26,076
Allowance for credit losses	21,864	8,742
Share of losses from equity method investment	62,780	—
Loss on net assets divested and held for sale	32,277	—
Impairment of strategic investments	46,154	—
Other adjustments	13,275	8,503
Changes in operating assets and liabilities:
Accounts receivable	(92,130)	(91,782)
Prepaid expenses and other current assets	(45,116)	(57,997)
Other long-term assets	(19,180)	(52,521)
Accounts payable	(13,582)	6,654
Accrued expenses and restructuring costs	(44,365)	78,430
Deferred revenue and customer deposits	306	(3,984)
Operating lease liabilities	(27,864)	(31,127)
Other long-term liabilities	757	(7,662)
Net cash used in operating activities	(14,220)	(80,141)
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, net of cash acquired and other related payments	(170)	(31,697)
Purchases of marketable securities and other investments	(511,734)	(1,325,366)
Proceeds from sales and maturities of marketable securities	1,050,010	754,574
Capitalized software development costs	(20,075)	(22,361)
Purchases of long-lived and intangible assets	(8,254)	(10,779)
Net cash provided by (used in) investing activities	509,777	(635,629)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of costs related to public offerings	—	(35)
Principal payments on debt and finance leases	(9,804)	(6,188)
Value of equity awards withheld for tax liabilities	(2,509)	(1,069)
Repurchases of shares of Class A common stock and related costs	(485,121)	—
Proceeds from exercises of stock options and shares of Class A common stock issued under ESPP	28,078	41,694
Net cash (used in) provided by financing activities	(469,356)	34,402
Effect of exchange rate changes on cash, cash equivalents and restricted cash	108	313
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH, including cash classified as held for sale	26,309	(681,055)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH CLASSIFIED AS HELD FOR SALE	(7,306)	—
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	19,003	(681,055)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—Beginning of period	656,078	1,481,831
CASH, CASH EQUIVALENTS AND RESTRICTED CASH —End of period	$675,081	$800,776

TWILIO INC.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Three Months Ended June 30,
	2023	2022
GAAP gross profit	$505,755	$445,289
GAAP gross margin	49%	47%
Non-GAAP adjustments:
Stock-based compensation	6,334	3,996
Amortization of acquired intangibles	29,669	31,236
Payroll taxes related to stock-based compensation	123	242
Non-GAAP gross profit	$541,881	$480,763
Non-GAAP gross margin	52%	51%

GAAP research and development	$226,896	$279,641
Non-GAAP adjustments:
Stock-based compensation	(74,576)	(109,524)
Amortization of acquired intangibles	(420)	(420)
Payroll taxes related to stock-based compensation	(1,295)	(2,610)
Non-GAAP research and development	$150,605	$167,087
Non-GAAP research and development as % of revenue	15%	18%

GAAP sales and marketing	$261,600	$334,958
Non-GAAP adjustments:
Stock-based compensation	(42,869)	(78,492)
Amortization of acquired intangibles	(20,101)	(20,509)
Acquisition and divestiture related expenses	(33)	—
Payroll taxes related to stock-based compensation	(476)	(2,667)
Non-GAAP sales and marketing	$198,121	$233,290
Non-GAAP sales and marketing as % of revenue	19%	25%

GAAP general and administrative	$134,852	$142,626
Non-GAAP adjustments:
Stock-based compensation	(29,019)	(50,078)
Acquisition and divestiture related expenses	(3,064)	(1,840)
Loss on net assets held for sale	(28,453)	—
Payroll taxes related to stock-based compensation	(261)	(647)
Charitable contribution	(1,047)	(2,373)
Non-GAAP general and administrative	$73,008	$87,688
Non-GAAP general and administrative as % of revenue	7%	9%

TWILIO INC.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Three Months Ended June 30,
	2023	2022
GAAP loss from operations	$(141,827)	$(311,936)
GAAP operating margin	(14)%	(33)%
Non-GAAP adjustments:
Stock-based compensation	152,798	242,090
Amortization of acquired intangibles	50,190	52,165
Acquisition and divestiture related expenses	3,097	1,840
Loss on net assets held for sale	28,453	—
Payroll taxes related to stock-based compensation	2,155	6,166
Charitable contribution	1,047	2,373
Restructuring costs	14,902	—
Impairment of long-lived assets	9,332	—
Non-GAAP operating income (loss)	$120,147	$(7,302)
Non-GAAP operating margin	12%	(1)%

GAAP net loss attributable to common stockholders	$(166,187)	$(322,769)
Non-GAAP adjustments:
Stock-based compensation	152,798	242,090
Amortization of acquired intangibles	50,190	52,165
Acquisition and divestiture related expenses	3,097	1,840
Loss on net assets held for sale	28,453	—
Payroll taxes related to stock-based compensation	2,155	6,166
Accretion of debt discount and issuance costs	391	375
Income tax benefit related to acquisition	(208)	(1,487)
Provision of income tax effects related to non-GAAP adjustments	(27,490)	—
Charitable contribution	1,047	2,373
Share of losses of equity method investee	32,361	—
Restructuring costs	14,902	—
Impairment of long-lived assets	9,332	—
Non-GAAP net income (loss) attributable to common stockholders	$100,841	$(19,247)
Non-GAAP net income (loss) attributable to common stockholders as % of revenue	10%	(2)%

TWILIO INC.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Three Months Ended June 30,
	2023	2022
GAAP net loss per share attributable to common stockholders, basic and diluted*	$(0.91)	$(1.77)
Non-GAAP adjustments:
Stock-based compensation	0.82	1.33
Amortization of acquired intangibles	0.27	0.29
Acquisition and divestiture related expenses	0.02	0.01
Loss on net assets held for sale	0.15	—
Payroll taxes related to stock-based compensation	0.01	0.03
Accretion of debt discount and issuance costs	—	—
Income tax benefit related to acquisition	—	(0.01)
Provision of income tax effects related to non-GAAP adjustments	(0.15)	—
Charitable contribution	0.01	0.01
Share of losses of equity method investee	0.17	—
Restructuring costs	0.08	—
Impairment of long-lived assets	0.05	—
Other dilutive	0.02	—
Non-GAAP net income (loss) per share attributable to common stockholders, diluted	$0.54	$(0.11)

GAAP weighted-average shares used to compute net loss per share attributable to common stockholders, basic	183,490,982	182,347,864

Weighted Average Diluted Shares Outstanding	2,068,804	—

Non-GAAP weighted-average shares used to compute Non-GAAP net income (loss) per share attributable to common stockholders, diluted	185,559,786	182,347,864

* Some columns may not add due to rounding

TWILIO INC.
Reconciliation to Non-GAAP Financial Measures
(In thousands, except percentages)
(Unaudited)

Three Months Ended June 30,
2023
GAAP Revenue	$1,037,761
Divestiture revenue	(6,142)
Organic revenue	$1,031,619
GAAP Revenue Y/Y Growth	10%
Organic Revenue Y/Y Growth	10%[1]

¹ Organic revenue for the three months ended June 30, 2022, when used as the denominator for Y/Y growth for the three months ended June 30, 2023, excludes $7.3 million of divestiture revenue. Revenue for the three months ended June 30, 2022, was $943.4 million.

Three Months Ended June 30,
2023
GAAP Communications Revenue	$913,135
Divestiture revenue	(6,142)
Organic revenue	$906,993
GAAP Communications Revenue Y/Y Growth	10%
Communications Organic Revenue Y/Y Growth	10%[1]

¹ Communications organic revenue for the three months ended June 30, 2022, when used as the denominator for Y/Y growth for the three months ended June 30, 2023, excludes $7.3 million of divestiture revenue. Communications revenue for the three months ended June 30, 2022, was $832.3 million.

TWILIO INC.
Segment Operating Results
(In thousands)
(Unaudited)

	Three Months Ended June 30,
	2023	2022
	(In thousands)
Revenue:
Communications	$913,135	$832,305
Data & Applications	124,626	111,049
Total	1,037,761	943,354
Non-GAAP gross profit:
Communications	440,071	387,294
Data & Applications	101,810	93,469
Total	$541,881	$480,763

Reconciliation of non-GAAP gross profit to gross profit:
Total non-GAAP gross profit	$541,881	$480,763
Stock-based compensation	(6,334)	(3,996)
Amortization of acquired intangibles	(29,669)	(31,236)
Payroll taxes related to stock-based compensation	(123)	(242)
Gross profit	505,755	445,289
Operating expenses	(647,582)	(757,225)
Other expenses, net	(23,616)	(8,239)
Loss before provision for income taxes	$(165,443)	$(320,175)

CONTACT:
Investor Contact:
Bryan Vaniman
ir@Twilio.com

or

Media Contact:
Caitlin Epstein
press@Twilio.com